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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 21, 1998
                              (September 08, 1998)





                          Union National Bancorp, Inc.
                          ----------------------------

         Maryland                                           52-1862338
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(State or other jurisdiction of   (Commission file number)  (IRS Employer
incorporation or Organization)                               Identification No.)

117 East Main Street, Westminster, Maryland                     21157
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 (Address of Principal Executive Office)                      (Zip Code)

Registrant's telephone number, including area code         (410) 848-7200
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Item 5: Other Events

         The Union National Bank of Westminster ("Bank"), sole subsidiary bank of Union National Bancorp, Inc., and Virginia W. Smith, President and CEO of the Bank and the company, amended the existing employment agreement between the Bank and Ms. Smith, which now states that Virginia W. Smith shall agree to tender her resignation as Director of the company and/or the Bank in the event employment of Ms. Smith is terminated for any cause, whether initiated by the Board of Directors or the Executive.

         Union National Bancorp, Inc. released a Press Release announcing stock actions approved by the Board of Directors. The Press Release is dated September 23, 1998, a copy of which is included as an exhibit.

Item 7:  Financial Statements, Proforma Financial Information and Exhibits.
         (b) Exhibits;

                  (10)   Amendment to Employment Agreement
                  (20)  Press Release- Union National Bancorp Approves Stock
                        Action